Exhibit 10.1

LOAN PURCHASE AGREEMENT

THIS LOAN PURCHASE AGREEMENT (this “Agreement”) is executed as of August 30, 2010, between PROPST VESTAVIA LLC., a Delaware limited liability company (“Seller”), and EXCEL VESTAVIA LLC, a Delaware limited liability company (“Purchaser”).

STATEMENT OF AGREEMENT:

In consideration of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree as follows:

1. Definitions. Unless otherwise defined herein, terms used herein with an initial capital letter or initial capital letters shall have the following meanings:

(a) “Bankruptcy Court” means the United States Bankruptcy Court for the Northern District of Alabama, Southern Division.

(b) “Borrower” means AIG Baker Vestavia, L.L.C., a Delaware limited liability company.

(c) “Business Day” means a day other than a Saturday, Sunday or a legal holiday on which national banks located in the State of New York are not open for general banking business.

(d) “Loan” means the Loan in the original principal amount of $33,000,000, evidenced and secured by the Loan Documents, as amended, extended and renewed.

(e) “Loan Documents” means those certain documents and instruments described on Exhibit A, attached hereto and incorporated herein by this reference.

(f) “Property” means the real, personal and intangible property described in the Loan Documents and given as collateral for the Loan.

(g) “Settlement Agreement” means that certain Settlement Agreement by and between Purchaser, Seller and AIG Baker Partnership, dated August 4, 2010, a copy of which is attached hereto as Exhibit B and incorporated herein by this reference.

(h) “Survival Obligations” means those terms, covenants and indemnities of this Agreement that, by their express terms, survive the Closing or sooner termination of this Agreement.

Terms defined elsewhere in this Agreement shall have the meanings given to them herein.

2. Sale and Purchase. On the terms and conditions set forth in this Agreement, Seller agrees to sell, convey and assign to Purchaser and Purchaser agrees to purchase and accept from Seller, all of Seller’s assignable right title and interest in and to the Loan and the Loan Documents.

3. Purchase Price. Purchaser shall pay to Seller the sum of THIRTY THREE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($33,500,000.00) as the purchase price (the “Purchase Price”) for the Loan and the Loan Documents in cash by the wire transfer of funds available for immediate credit on the Closing Date to Seller’s account.

4. Closing Date. The closing and consummation (the “Closing”) of the transactions contemplated by this Agreement shall be handled through escrow with First American Title Insurance Company on or before August 30, 2010 or on such earlier date as may be designated by Purchaser upon not less than three (3) Business Days prior written notice to Seller after satisfaction of the conditions to Seller’s obligations hereunder (the “Closing Date”).

5. Closing Deliveries. On the Closing Date and subject to satisfaction of all terms and conditions of this Agreement, the following shall occur, each being a condition precedent to the others and all being considered as occurring simultaneously:

(a) Seller Deliveries. Seller shall deliver to Purchaser the following:

(i) the original executed promissory note (the “Note”), which shall be endorsed “Pay to the order of Excel Vestavia LLC, a Delaware limited liability company, as is, where is, with all faults and without representation, warranty or recourse, express or implied, of any type, kind, character or nature”, except as set forth in paragraph 9(a) of this Agreement, or, if the Note has been lost or misplaced, a lost note affidavit (the “Affidavit”) in the form of Exhibit C attached hereto.

(ii) an Assignment of Mortgage and Other Collateral Loan Documents executed by Seller (the “Assignment”) for the Loan Documents and related rights and liens in the form of Exhibit D attached hereto.

(iii) One or more UCC-3 Assignment of Financing Statement (the “UCC-3s”) evidencing the assignment to Purchaser of all Seller’s right, title and interest in and to any security interests in personal property, intangible property and fixtures created by the Loan Documents and held by Seller which are in effect on the Closing Date.

(iv) The originals, to the extent the same are in Seller’s actual possession and control on the date of Closing, of the Loan Documents.

(b) Purchaser Deliveries. Purchaser shall deliver to Seller the Purchase Price.

(c) Closing Costs; Prorations; Credits.

(i) Purchaser shall pay any and all costs and expenses related to the Closing of the transactions contemplated by this Agreement, including, without limitation, any and all recording fees and taxes, any and all title examination fees and expenses, title insurance premiums, survey expenses, and its own legal fees and expenses. Seller shall pay the fees and expenses of its legal counsel.

(ii) Revenues, receipts, income and expenses of the Property shall be allocated between Seller and Purchaser in accordance with the Settlement Agreement.

6. Conditions Precedent to Performance by Purchaser. Without limitation upon the conditions set forth in Section 5(a) hereof, Purchaser’s obligations under this Agreement shall be contingent and specifically conditioned upon the following:

(i) Seller shall have, in all material respects, delivered, performed, observed, and complied with all of the items, instruments, documents, covenants, agreements, and conditions required by this Agreement to be delivered, performed, observed, and complied with by Seller prior to or as of the Closing.

(ii) The representations made by Seller in Section 8 of this Agreement shall be true and correct in all material respects as though made at and as of the Closing Date.

7. Conditions Precedent to Performance by Seller. Without limitation upon the conditions set forth in Section 5(b) hereof, Seller’s obligations under this Agreement shall be contingent and specifically conditioned upon the following:

(i) Purchaser shall have, in all material respects, delivered, performed, observed, and complied with all of the items, instruments, documents, covenants, agreements, and conditions required by this Agreement to be delivered, performed, observed, and complied with by Purchaser prior to or as of the Closing.

(ii) The representations and warranties made by Purchaser in paragraph 9(a) of this Agreement shall be true and correct in all material respects on the date hereof and as though made at and as of the Closing Date.

8. Representations of Seller.

Seller hereby represents and warrants to Purchaser that:

(i) Seller is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware with limited liability company powers adequate for the making and performing of this Agreement, and has taken all corporate action required to consummate the transactions provided in this Agreement.

(ii) This Agreement constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and general equitable principles which may limit the availability of equitable remedies.

(iii) Seller owns the Loan and has not assigned, transferred or hypothecated to any third party any portion of its interest in the Loan Documents which assignment, transfer or hypothecation would remain in effect after Closing.

(iv) Other than the lawsuit styled AIG Baker Vestavia, LLC v. Compass Bank, et al., Case No. 2010-CV-901247 in the Circuit Court of Jefferson County, Alabama, which was removed by the Debtor in Adversary Proceeding No. 10-0062 in the Bankruptcy Court, to Seller’s actual knowledge, there is no pending or overtly threatened litigation against Seller relating to the Loan or the Property.

9. Representations, Warranties, Covenants and Indemnifications of Purchaser.

Purchaser hereby represents and warrants to Seller that:

(i) Purchaser has all requisite power and authority to execute, deliver, and perform all of its obligations under this Agreement and all instruments and other documents executed and delivered by Purchaser in connection herewith.

(ii) The execution, delivery and performance of this Agreement and all instruments and other documents to be executed and delivered by Purchaser in connection herewith have been duly authorized by all necessary action on the part of Purchaser and do not and will not (A) require any consent or approval of its shareholders and/or partners, whichever is applicable, that has not been obtained, or (B) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Purchaser or any provision of Purchaser’s charter or bylaws and/or partnership agreement, whichever is applicable.

(iii) This Agreement constitutes a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and general equitable principles which may limit the availability of equitable remedies.

10. Brokers. Purchaser has not had any dealings with respect to the Loan, the Loan Documents, the Property or the transactions contemplated hereby with any mortgage or real estate advisor, broker, investment advisory firm or salesman or any other person or corporation, whether known or unknown to Purchaser (each a “Broker”). Purchaser hereby indemnifies and agrees to hold Seller harmless from, any and all liability and claims to pay commissions, fees or other compensation which may at any time be asserted against Seller founded in whole or in part upon (a) a claim that the aforesaid representation and warranty of Purchaser is untrue, (b) a claim that a Broker is owed any such commissions, fees or other compensation due to the acts of Purchaser, or (c) a claim by any Broker that alleges it dealt with Purchaser in connection with the Loan and the Loan Documents, in each case together with any and all losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees, costs of depositions and other discovery, court costs and disbursements) relating to such claims or arising therefrom or incurred by Seller in connection with the enforcement of this indemnification provision. Seller hereby indemnifies Purchaser against, and agrees to hold Purchaser harmless from, any and all liability and claims to pay commissions, fees or other compensation which may at any time be asserted against Purchaser founded in whole or in part upon (a) a claim that the aforesaid representation and warranty of Seller is untrue, (b) a claim that a Broker is owed any such commissions, fees or other compensation due to the acts of Seller, or (c) a claim by any Broker that alleges it dealt with Seller in connection with the Loan and the Loan Documents, in each case together with any and all losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees, costs of depositions and other discovery, court costs and disbursements) relating to such claims or arising therefrom or incurred by Purchaser in connection with the enforcement of this indemnification provision. The provisions of this Section 10 shall survive the Closing and any termination of this Agreement.

11. Default; Termination. If Purchaser fails or refuses to consummate the purchase and sale of the Loan pursuant to this Agreement at the Closing, then the sole remedy of Seller hereunder shall be pursuant to Section 10 of the Settlement Agreement. If Seller fails or refuses to consummate the purchase and sale of the Loan pursuant to this Agreement at the Closing, then the Bankruptcy Court shall make a determination of the matter pursuant to Section 21 of the Settlement Agreement.

12. Notices. Any notice or other communications required or permitted under or given in connection with this Agreement shall be in writing and shall be addressed as follows:

If to Seller:

Propst Vestavia LLC

Attention: John N. Hughey

401 Meridian Street, Suite 300

Huntsville, Alabama 35801

Telephone: (256) 532-9850

Facsimile: (256) 532-9427

with a copy to:

Charles L. Denaburg

Najjar Denaburg, P.C.

2125 Morris Avenue

Birmingham, Alabama 35203

Telephone: (205) 250-8400

Facsimile: (205) 326-3837

If to Purchaser:

Excel Vestavia LLC

801 North 500 West, Suite 201

West Bountiful, Utah 84010

Attention: Mark T. Burton

Telephone (801) 294-2400

Facsimile (801) 294-7479

with a copy to:

Van A. Tengberg, Esq.

Foley & Lardner LLP

402 W Broadway, Suite 2100

San Diego, California 92101

Telephone: (619) 685-6408

Facsimile: (619) 234-3510

Any communication so addressed and mailed shall be deemed to be given on the earliest of (a) when actually delivered, (b) on the first Business Day after deposit with an overnight air courier service, or (c) on the third Business Day after deposit in the United States mail, postage prepaid, in each case to the address of the intended addressee and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by Seller or Purchaser, as the case may be. If given by telecopy, a notice shall be deemed given and received when the telecopy is transmitted to the party’s telecopy number specified above, and confirmation of complete receipt is received by the transmitting party during normal business hours or on the next Business Day if not confirmed during normal business hours, and an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this Agreement. Either party may designate a change of address by written notice to the other by giving at least ten (10) days prior written notice of such change of address.

13. Waiver. Any term, condition or provision of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof.

14. Governing Law. The terms and provisions hereof shall be governed by, and construed in accordance with, the substantive laws of the State of Alabama.

15. Binding Agreement. This Agreement shall be binding upon the heirs, executors, administrators, personal representatives, successors and assigns of the parties hereto; provided, however, the foregoing shall not be deemed or construed to (a) permit the assignment of any of Purchaser’s rights or obligations hereunder or (b) confer any right, title, benefit, cause of action or remedy upon any person or entity not a party hereto.

16. Construction. Whenever the context hereof so requires, reference to the singular shall include the plural and the plural shall include the singular; words denoting gender shall be construed to mean the masculine, feminine or neuter, as appropriate; and specific enumeration shall not exclude the general, but shall be construed as cumulative of the general recitation. The headings contained in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

17. Severability. If any clause or provision of this Agreement is held to be illegal, invalid or unenforceable under any law applicable to the terms hereof, then the remainder of this Agreement shall not be affected thereby, and in lieu of each such clause or provision of this Agreement that is illegal, invalid or unenforceable, such clause or provision shall be judicially construed and interpreted to be as similar in substance and content to such illegal, invalid or unenforceable clause or provision, as the context thereof would reasonably suggest, so as to thereafter be legal, valid and enforceable.

18. Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature and acknowledgment of, or on behalf of, each party, or that the signature and acknowledgment of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures and acknowledgments of each of the parties hereto.

19. NO ORAL AGREEMENTS. THIS AGREEMENT AND THE SETTLEMENT AGREEMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE TRANSACTION CONTEMPLATED HEREIN, SUPERSEDES ANY AND ALL PRIOR DISCUSSIONS AND AGREEMENTS (WRITTEN OR ORAL) BETWEEN SELLER AND PURCHASER WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

20. Time of the Essence. Time is of the essence in the execution and performance of this Agreement and of each provision hereof.

21. Attorneys’ Fees. If either party shall default in the performance of any of the terms and conditions of this Agreement, the non-defaulting party shall be entitled to recover all costs, charges, and expenses of enforcing this Agreement including reasonable attorneys’ fees, paralegal fees, and costs, including, but not limited to, attorneys’ and paralegal fees incurred in any trial or appellate proceedings.

22. Rule of Construction. The parties acknowledge that each party and its counsel has reviewed this Agreement, and the parties hereby agree that normal rules of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

23. Saturday, Sunday or Legal Holiday. If any date set forth in this Agreement for the performance of any obligation by Purchaser or Seller or for the delivery of any document or notice should be on other than a Business Day, the compliance with such obligation or delivery shall be deemed acceptable on the next following Business Day.

24. Further Assurances. Seller will, whenever and as often as shall be reasonably requested to do so by Purchaser, and Purchaser will, whenever and as often as shall be reasonably requested so to do by Seller, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any and all conveyances, assignments and all other instruments and documents as may be reasonably necessary to complete the transaction herein contemplated and to carry out the intent and purposes of this Agreement.

25. Amendments. This Agreement shall not be amended except by a writing signed on behalf of the party to be charged with such amendment.

26. No Third Party Beneficiaries. No person or entity not a party to this Agreement shall have any third party beneficiary claim or other right hereunder or with respect thereto.

27. Exhibits. Each exhibit referred to in this Agreement is attached hereto and each such exhibit is hereby incorporated by reference and made a part hereof as if fully set forth herein.

28. Jury Waiver. SELLER AND PURCHASER DO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THEIR RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ANY ACTION OF EITHER PARTY ARISING OUT OF OR RELATED IN ANY MANNER TO THIS AGREEMENT, THE LOAN, THE LOAN DOCUMENTS OR THE PROPERTY (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT AND ANY CLAIMS OR DEFENSES ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR SELLER TO ENTER INTO THIS AGREEMENT AND SHALL SURVIVE THE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.

29. Assignment. Except as provided below, Purchaser may not assign this Agreement or any right, liability, or obligation hereunder without the prior written consent of Seller, which consent shall not be unreasonably withheld. Purchaser shall have the right, without Seller’s consent, to assign this Agreement and all of its rights hereunder to an affiliate of Purchaser.

[SIGNATURES FOLLOW]

EXECUTED UNDER SEAL as of the date first above written.

SELLER:

PROPST VESTAVIA LLC., a Delaware limited liability company

By:	/s/ John N. Hughey
Name:	John N. Hughey
Its:	Manager

[SIGNATURES CONTINUE]

PURCHASER

EXCEL VESTAVIA, LLC, a Delaware limited liability company

By:	EXCEL TRUST, L.P., a Delaware limited partnership, its Manager

	By:	Excel Trust, Inc., a Maryland corporation, its General Partner

		By:	/s/ Mark T. Burton
		Name:	Mark T. Burton
		Its:	Senior Vice President

EXHIBIT A

LOAN DOCUMENTS

1.	Promissory Note dated March 22, 2002 in the amount of $33,000,000.00 by AIG Baker Vestavia, L.L.C. for the benefit of Compass Bank

a.	First Amendment to Promissory Note and Loan Documents dated February 10, 2003

b.	Second Amendment to Promissory Note and Loan Documents dated December 19, 2003

c.	Third Amendment to Promissory Note and Loan Documents dated April 30, 2007

d.	Fourth Amendment to Promissory Note and Loan Documents dated July 6, 2007

e.	Fifth Amendment to Promissory Note and Loan Documents dated September 3, 2007

f.	Sixth Amendment to Promissory Note and Loan Documents dated September 15, 2008

g.	Seventh Amendment to Promissory Note and Loan Documents dated October 31, 2008

h.	Eighth Amendment to Promissory Note and Loan Documents dated January 2, 2009

2.	Future Advance Mortgage, Assignment of Rents and Leases and Security Agreement (Alabama) dated March 22, 2002 by and between AIG Baker Vestavia, L.L.C. and Compass Bank and recorded as instrument no. 200204/6859 in Jefferson County, Alabama

a.	First Amendment to Mortgage dated February 10, 2003 and recorded as instrument no. 200303/3690 in Jefferson County, Alabama

b.	Second Amendment to Mortgage dated December 19, 2003 and recorded as instrument no. 20040117481 in Jefferson County, Alabama

3.	Assignment of Rents and Leases dated March 22, 2002 by and between AIG Baker Vestavia, L.L.C. and Compass Bank and recorded as instrument no. 200204/6860 in Jefferson County, Alabama

a.	First Amendment to Assignment of Rents and Leases dated February 10, 2003 and recorded as instrument no. 200303/3691 in Jefferson County, Alabama

b.	Second Amendment to Assignment of Rents and Leases dated December 19,2003 and recorded as instrument no. 200401/7481 in Jefferson County, Alabama

4.	Construction Loan Agreement dated March 22, 2002 by and between AIG Baker Vestavia, L.L.C. and Compass Bank including Addendum I

5.	Assignment of Loan Documents from Compass Bank to Propst Properties, LLC, dated as of March 26, 2010 and recorded in Book LR201003, page 5856, in the Office of the Judge of Probate of Jefferson, County Alabama.

6.	Assignment of Loan Documents, from Propst Properties, LLC to Propst Vestavia LLC dated as of March 26, 2010 and recorded in Book LR201003, page 5861, in the Office of the Judge of Probate of Jefferson, County Alabama

7.	UCC Financing Statement listing AIG Baker Vestavia, L.L.C. as debtor and recorded as instrument no. 200204/6863 in Jefferson County, Alabama on March 22, 2002

8.	UCC Financing Statement listing AIG Baker Vestavia, L.L.C. as debtor and recorded with initial filing num: 2103799 7 with the Delaware Department of State on April 4, 2002

9.	UCC Financing Statement listing AIG Baker Vestavia, L.L.C. as debtor and recorded with initial filing num: 2207713 3 with the Delaware Department of State on August 12, 2002

10.	Continuing Guaranty (Unlimited) of AIG/Baker Partnership dated March 20, 2002

11.	Subordination Agreement dated March 22, 2002 by and among AIG Baker Vestavia, L.L.C., AIG Baker Partnership, Alex Baker Limited Partnership, A.B. Development, L.L.C., AIG Baker Shopping Center Properties, L.L.C., AIG/Baker, Inc., AIG Baker Management, L.L.C., AIG Baker Real Estate, L.L.C., and Compass Bank

a.	First Amendment to Subordination Agreement dated December 19, 2002

12.	Lawyers Title Insurance Corporation Policy Number G47-0372978 dated March 22, 2002

13.	Assignment of Contract Documents dated March 22, 2002 by and between AIG Baker Vestavia, L.L.C. and Compass Bank

14.	UCC Continuation Statement recorded with filing num: 71863173 with the Delaware Department of State on May 15, 2007 concerning the original financing statement with filing num: 22077133.

15.	Such other documents, agreements, instruments, and other collateral which evidence, secure or otherwise relate to Lender’s right, title or interest in and to the Loan, including, without limitation, the title insurance policies and hazard insurance policies that may presently be in effect.

EXHIBIT B

SETTLEMENT AGREEMENT

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (the “Agreement”) is made and entered into as of August 4, 2010, by and between AIG BAKER VESTAVIA, L.L.C. (the “Debtor”), AIG BAKER PARTNERSHIP (“Guarantor”) and PROPST VESTAVIA, LLC (“Propst”) (the Debtor, Guarantor and Propst are hereinafter sometimes referred to collectively as the “Parties”).

W I T N E S S E T H

WHEREAS, the Debtor owns a 360,000+ square feet retail shopping center on real property located in the City of Vestavia Hills, Jefferson County, Alabama (the “Property”);

WHEREAS, Compass Bank made a loan to the Debtor (“Loan”) to develop the Property in the original principal amount of thirty-three million dollars ($33,000,000) (as amended, modified, extended or renewed), in which Regions Bank was a participant;

WHEREAS, in connection with the Loan, the Guarantor executed an a continuing guaranty in favor of Compass Bank (the “Guaranty”);

WHEREAS, in connection with the Loan, the Debtor executed a future advance mortgage, assignment of rents and leases, and security agreement (as amended, the “Mortgage”) and an assignment of rents and leases (as amended, the “Assignment of Rents”) in favor of Compass Bank as collateral for the Loan (the Loan, the Mortgage, the Assignment of Rents, the Guaranty and the other documents executed in connection with the Loan are collectively referred to as the “Loan Documents”);

WHEREAS, on March 26, 2010, Propst Properties, LLC contends that it acquired the Loan on the Property from Compass Bank and then assigned the Loan and the Loan Documents to Propst;

WHEREAS, the Debtor filed a voluntary petition for relief pursuant to Chapter 11 of the Bankruptcy Code on April 26, 2010 (the “Petition Date”);

WHEREAS, the Debtor’s Chapter 11 bankruptcy case is currently pending in the United States Bankruptcy Court for the Northern District of Alabama, Southern Division (the “Bankruptcy Court”), as Bankruptcy Case No, 10-02600-TOM (the “Bankruptcy Case”);

WHEREAS, the Debtor sued Propst in a lawsuit styled AIG Baker Vestavia, LLC v. Compass Bank, Propst Properties, LLC and Propst Vestavia, LLC, Case No. 2010-CV-901247 in the Circuit Court of Jefferson County, Alabama, which was removed by the Debtor in Adversary Proceeding No. 10-0062 in the Bankruptcy Court (the “Adversary Proceeding”);

WHEREAS, the Debtor filed a Motion to (i) determine that the rents generated from the Property constitute cash collateral and (ii) authorize the use of cash collateral in the ordinary course of business (the “Cash Collateral Motion”);

WHEREAS, Propst filed a motion to dismiss the bankruptcy case, or in the alternative, granting relief from the automatic stay (the “Motion to Dismiss”);

WHEREAS, the Bankruptcy Court scheduled a trial on the Cash Collateral Motion and the Motion to Dismiss for July 21, 2010;

WHEREAS, the Bankruptcy Court ordered the Patties to mediate all issues pending in the Bankruptcy Court in front of Judge Ott;

WHEREAS, the Parties conducted a mediation on July 20, 2010, and executed a memorandum of understanding (the “MOU”), which outlines the terras of the Parties’ settlement; and

WHEREAS, on the terms and subject to the conditions contained herein, the Parties desire to compromise and settle all of the claims and causes of action that may exist or be alleged to exist between them as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Recitals. The Parties acknowledge and agree that the recitals listed above are true and correct.

2. Dismissal of Bankruptcy Case and Adversary Proceeding. Effective upon the Bankruptcy Court’s entry of the Approval Order (as hereinafter defined) on the docket, (a) the Bankruptcy Case shall be dismissed, and (b) the Adversary Proceeding shall be dismissed with prejudice.

3. Agreements in Escrow. Within one (1) business day after the entry of the Approval Order, (a) the Debtor shall execute and deliver a deed-in-lieu to Propst as grantee in a form reasonably acceptable to Propst (the “DIL”), with (i) an owner’s lien affidavit in a form and content reasonably acceptable to the title company in connection with the issuance of an owner’s title insurance policy to Propst, and (ii) any certificate of status, authority, or incumbency as may be reasonably required by the title company in connection with the issuance of an owner’s title insurance policy to Propst with such documents (the “DIL Documents”) to be held in escrow by Charles Denaburg pending the Closing (as hereinafter defined), and (b) the Parties shall execute mutual releases (the “Releases”) of any and all claims that the Parties may have against each other or their respective affiliates in connection with the Loan, the Loan Documents or the Property in a form reasonably acceptable to each Party (the “Claims”), with the Releases to be held in escrow by Charles Denaburg pending the Closing.

4. Settlement Payment. On or before August 30, 2010 (the “Closing Date”), the Debtor or its designee (hereinafter referred to as “Baker”) shall purchase the Loan from Propst pursuant to a loan purchase agreement to be entered into by Baker and Propst for thirty-three million five hundred thousand dollars ($33,500,000) by wire transfer (the “Settlement Payment”) in settlement of all matters (the “Closing”).

5. Closing Obligations. At the Closing, upon receipt of the Settlement Payment, Propst shall (a) deliver to Baker the original executed note endorsed to Baker, or, if the note has been lost or misplaced, a lost note affidavit, (b) deliver to Baker an assignment in recordable form of all of Propst’s right, title, interest, claim in and to the Loan and the Loan Documents, together will all moneys, principal, interest and fees, due and to become due thereon, including the funds held in the debtor in possession bank account, and all rights, remedies and incidents thereunto belonging except as provided in Paragraph 6 below, (c) deliver to Baker UCC-3 Assignments of any financing statements filed with respect to the personal property and fixtures comprising a part of the Property, (d) deliver to Baker, if Propst possesses one, the lender’s insurance policy to the extent it is assignable or, in the event the lender’s insurance policy is not assignable or Propst does not possess one, provide documents as may be reasonably required by the title company in connection with the issuance of a lender’s policy to Baker, and (e) cancel the DIL Documents. The Parties shall also (a) deliver a joint letter to the tenants of the Property, apprising them of the transaction and directing them to resume payment of rents to Baker, and (b) cancel the Releases.

6. Retention of Rents by Propst. Notwithstanding Paragraph 5 above, upon the Closing, Propst shall be allowed to retain the net operating income that it collected for the period April l, 2010 through and including the month of July 2010, with Propst being responsible for the payment of operating expenses incurred from April 1, 2010 through July 31, 2010; provided, however, that at the Closing, Propst shall pay Baker or provide a credit in an amount equal to one hundred thousand dollars ($100,000).

7. Turnover of Rents to Baker. At the Closing, Baker shall be entitled to a credit for all rents and revenues collected on or after August 1, 2010, and Baker shall be responsible for the payment of all expenses incurred with respect to the Property on or after August 1, 2010. Notwithstanding the foregoing, Rave rent (without reduction) for July 2010 shall be paid to Propst even if collected by Baker after July 2010.

8. Accounting of Rents and Expenses. At the Closing, Propst and the Debtor shall provide to each other an accounting of all of the rents collected by each of them and all of the expenses paid by each of them from April 1, 2010 to the Closing Date.

9. Limited Release. At the Closing, the Parties and their respective affiliates, successors and assigns shall release each other from any and all Claims that they have or may have against each other in connection with the Loan, the Loan Documents or the Property; provided, however, that nothing contained in this Paragraph shall release the Debtor and the Guarantor from their obligations to Baker under the Loan, the Loan Documents or the Property (the “Limited Release”). For the avoidance of doubt, the Loan and the Loan Documents shall be valid and enforceable by Baker against the Debtor and the Guarantor. The Parties shall use reasonable efforts to have Compass Bank sign or approve this Limited Release.

10. Failure to Close. If Baker does not pay Propst the Settlement Payment by the Closing Date, Mr. Denaburg shall deliver the DIL Documents to Propst end deliver the Releases to the Parties. After Mr. Denaburg delivers the DIL Documents to Propst and the Releases to the Parties, the Parties shall have no further obligations to each other in connection with the Loan, the Loan Documents, or the Property, provided, however, that the Debtor shall retain the funds held in the debtor and possession account and pay any valid pre-petition claims filed in the Bankruptcy Case or scheduled in the Bankruptcy Case.

11. Court Approval. Upon execution and delivery of this Agreement by the Parties, the Debtor shall promptly prepare and file in the Bankruptcy Case a motion (the “Settlement Motion”) that seeks entry of an order (the “Approval Order”) of the Bankruptcy Court approving this Agreement and the settlement provided for herein pursuant to Bankruptcy Rule 9019. A copy of the proposed Approval Order is attached hereto as Exhibit 1. The Parties agree to use their best efforts to obtain approval of the Settlement Motion and the entry of the Approval Order within ten (10) days from the date of the filing of the Settlement Motion. Unless otherwise agreed to in writing between the Parties, paragraphs 1 through 10 of this Agreement and the obligations of the Parties in those paragraphs are in all respects contingent upon entry of the Approval Order not more than ten (10) days from the date the filing of the Settlement Motion.

12. No Prior Transfer. The Parties hereby expressly warrant and represent that they are the owners of all Claims released by them in the Releases or the Limited Release, and that they have not assigned or transferred or purported to have assigned or transferred any of the Claims released by them in the Releases or the Limited Release, or any portion thereof, Propst expressly warrants and represents that it is the owner of the Loan and the Loan Documents, and that it has not assigned or transferred or purported to have assigned or transferred the Loan, the Loan Documents or any portion of the Loan or Loan Documents.

13. Due Authorization. The Parties to this Agreement that are not individuals hereby represent and warrant that (a) the individuals signing this Agreement on their behalf are duly authorized and fully competent to do so, and (b) all corporate formalities and approvals required to authorize the entry into and performance of this Agreement have been undertaken.

14. Assignment, Predecessors, Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their legal representatives, predecessors, successors, and assigns.

15. No Liability. The Parties to this Agreement each deny liability to the other, and neither the payment of money nor the performance of any other matters contemplated hereby or provided for herein shall in any way or manner be construed as an admission of any allegation, fact or liability or any act of wrongdoing.

16. Construction. The Parties hereto hereby mutually acknowledge and represent that they have been fully advised by their respective legal counsel of their rights and responsibilities under this Agreement, that they have read, know and understand completely the contents hereof, and that they have voluntarily executed the same. The Parties hereto further hereby mutually acknowledge that they have had input into the drafting of this Agreement and that, accordingly, in any construction to be made of this Agreement, it shall not be construed for or against any party, but rather shall be given a fair and reasonable interpretation, based on the plain language of the Agreement and the expressed intent of the Parties.

17. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Parties relating to the subject matter contained herein, and this Agreement may not be altered, amended or modified in any respect or particular whatsoever except by a writing duly executed by each of the Parties hereto.

18. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, so that all of which taken together shall constitute one and the same instrument.

19. Severability. In the event that any part of this Agreement shall be found to be illegal or in violation of public policy, or for any reason unenforceable at law, such finding shall not invalidate any other part hereof.

20. Confidentiality. The Parties agree that the terms of this Agreement and all matters related to this Agreement and the settlement and termination of the Adversary Proceeding are confidential; provided, however, nothing contained in this paragraph shall prohibit the disclosure of any term of this Agreement: (a) to the Bankruptcy Court or the Bankruptcy Administrator, (b) to the extent necessary to comply with any law, rule, regulation, court order, directive or to enforce or defend against any claims arising from this Agreement; and (c) to the Parties’ agents, attorneys, accountants, tax advisors or insurers, provided such disclosure is made under an agreement to keep and treat such information as confidential.

21. Choice of Law and Consent to Jurisdiction. This Agreement shall be governed and construed according to the laws of the State of Alabama. The Parties agree that the Bankruptcy Court shall have personal jurisdiction over them with respect to, and shall be the exclusive forum for the resolution of, any controversy or dispute arising from or with respect to this Agreement.

IN WITNESS WHEREOF and in agreement herewith, the Parties have executed and delivered this Agreement, as of the date first above written.

PROPST VESTAVIA, LLC

/s/ John N. Hughey
By:	John N. Hughey
Its:	Manager

AIG BAKER VESTAVIA, L.L.C., a Delaware limited liability company

By:	AIG Baker Shopping Center Properties, L.L.C., a Delaware limited liability company, its sole Member

/s/ Alex D. Baker
	By:	Alex D. Baker
	Its:	President

AIG BAKER PARTNERSHIP, a Delaware partnership

By:	Alex Baker Limited Partnership, a Georgia limited partnership, its General Partner

By:	A.B. Development, Inc., an Alabama corporation, its General Partner

/s/ Alex D. Baker
	By:	Alex D. Baker
	Its:	President

EXHIBIT C

AFFIDAVIT OF LOST NOTE

STATE OF ________________	§
	§	KNOW ALL MEN BY THESE PRESENTS
COUNTY OF ________________	§

______________________, being duly sworn, deposes and says:

1. I am a _________________________ of Propst Vestavia LLC, a Delaware limited liability company (“Propst”).

2. AIG Baker Vestavia, L.L.C., a Delaware limited liability company (“Borrower”) executed a Promissory Note in favor of Compass Bank, dated March 22, 2002, in the original principal amount of $33,000,000.00, as amended by First Amendment to Promissory Note and Loan Documents, dated February 10, 2003, as further amended by Second Amendment to Promissory Note and Loan Documents, dated December 19, 2003, as further amended by Third Amendment to Promissory Note and Loan Documents, dated April 30, 2007, as further amended by Fourth Amendment to Promissory Note and Loan Documents, dated July 6, 2007, as further amended by Fifth Amendment to Promissory Note and Loan Documents, dated September 3, 2007, as further amended by Sixth Amendment to Promissory Note and Loan Documents, dated September 15, 2008, as further amended by Seventh Amendment to Promissory Note and Loan Documents, dated October 31, 2008, as further amended by Eighth Amendment to Promissory Note and Loan Documents, dated January 2, 2009, as assigned by Compass Bank to Propst Properties, LLC pursuant to Assignment of Loan Documents, dated as of March 26, 2010 and as further assigned by Propst Properties, LLC to Propst pursuant to Assignment of Loan Documents, dated as of March 26, 2010 (as so amended and assigned, the “Note”), a true and correct copy of the Promissory Note and all amendments and assignments are attached hereto as Exhibit “A”.

3. Propst is the sole owner and holder of the Note. However, Propst has never had possession of the orignal of the Note, or the Third, Sixth, and Eighth Amendments thereto. Propst believes the originals to be lost, misplaced or destroyed due to clerical error.

4. Propst received from Compass an Affidavit of Lost or Destroyed Note with respect to the original of the Note, and the Third, Sixth, and Eighth Amendments thereto.

5. Propst has not discharged, sold, transferred, satisfied, pledged, assigned, mortgaged, encumbered or hypothecated the Note or in any way separated the ownership of the Note. The loss of custody of the Note was not the result of a transfer by Propst or a lawful seizure.

6. In the event that the original of the Note is found, Propst promptly will deliver such to Borrower, or any of its successors or assigns.

7. Propst will testify, declare, deposit or certify before any competent tribunal, office or person, in any case now pending or which may hereafter be instituted, as to the truth of the particular facts hereinabove set forth.

8. This Affidavit shall be governed by and construed in accordance with the laws of the State of Alabama.

Executed this ___ day of _____________, 2010

PROPST VESTAVIA LLC, a Delaware limited liability company

By:
Name:
Title:

STATE OF ______________                         )

_________________ COUNTY             )

I, the undersigned, a Notary Public in and for said County in said State, hereby certify that ___________________________, whose name as _________________________ of Propst Vestavia, LLC, a Delaware limited liability company, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he executed the same with full authority for and on behalf of said corporation.

Given under my hand and seal this the ______ day of August, 2010.

Notary Public
My Commission Expires

_________________

[SEAL]

Exhibit A

Copies of Note Documents

EXHIBIT D

ASSIGNMENT OF MORTGAGE AND OTHER LOAN DOCUMENTS

Prepared by, and return to:	Cross-Reference:
________________________
________________________
________________________
________________________
________________________

ASSIGNMENT OF MORTGAGE AND OTHER LOAN DOCUMENTS

THIS ASSIGNMENT OF MORTGAGE AND OTHER LOAN DOCUMENTS (“Assignment”) is made as of the ___ day of __________, 2010, by PROPST VESTAVIA LLC, a Delaware limited liability company (the “Assignor”) to EXCEL VESTAVIA LLC, a Delaware limited liability company (the “Assignee”).

RECITALS

A. A Promissory Note was executed by AIG Baker Vestavia, L.L.C., a Delaware limited liability company (“Borrower”), in favor of Compass Bank, dated March 22, 2002, in the original principal amount of $33,000,000.00, as amended by First Amendment to Promissory Note and Loan Documents, dated February 10, 2003, as further amended by Second Amendment to Promissory Note and Loan Documents, dated December 19, 2003, as further amended by Third Amendment to Promissory Note and Loan Documents, dated April 30, 2007, as further amended by Fourth Amendment to Promissory Note and Loan Documents, dated July 6, 2007, as further amended by Fifth Amendment to Promissory Note and Loan Documents, dated September 3, 2007, as further amended by Sixth Amendment to Promissory Note and Loan Documents, dated September 15, 2008, as further amended by Seventh Amendment to Promissory Note and Loan Documents, dated October 31, 2008, as further amended by Eighth Amendment to Promissory Note and Loan Documents, dated January 2, 2009, as assigned by Compass Bank to Propst Properties, LLC pursuant to Assignment of Loan Documents, dated as of March 26, 2010 and as further assigned by Propst Properties, LLC to Propst pursuant to Assignment of Loan Documents, dated as of March 26, 2010 (as so amended and assigned, the “Note”)

B. The Note is secured by that certain Future Advance Mortgage, Assignment of Rents and Leases and Security Agreement, dated March 22, 2002 by and between Borrower, as mortgagor and Compass Bank, as mortgagee, recorded in Instrument Number 200204/6859, in the Office of the Judge of Probate of Jefferson, County Alabama, as amended by First Amendment to Mortgage, dated as of February 10, 2003 and recorded in Instrument Number 200303/3690, in the Office of the Judge of Probate of Jefferson, County Alabama, as amended by Second Amendment to Mortgage, dated as of December 19, 2003 and recorded in Instrument Number 200401/7481, in the Office of the Judge of Probate of Jefferson, County Alabama, as assigned by Compass Bank to Propst Properties, LLC pursuant to Assignment of Loan Documents, dated as of March 26, 2010 and recorded in Book LR201003, page 5856, in the Office of the

Judge of Probate of Jefferson, County Alabama and as further assigned by Propst Properties, LLC to Propst pursuant to Assignment of Loan Documents, dated as of March 26, 2010 and recorded in Book LR201003, page 5861, in the Office of the Judge of Probate of Jefferson, County Alabama (as so amended and assigned, the “Mortgage”).

C. In addition to the Note and the Mortgage, other certain documents, including, without limitation, those described on Schedule A hereto were executed in connection with the loan transaction that is the subject of the Note and Mortgage (collectively, the “Loan Documents”).

D. Assignor and Assignee have entered into a Loan Purchase Agreement dated August 19, 2010, (the “Loan Purchase Agreement”) in which Assignor has agreed to sell and the Assignee has agreed to purchase the Loan and the Loan Documents (as defined in the Loan Purchase Agreement).

NOW, THEREFORE, for and in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration paid by Assignee at the time of execution hereof, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows;

1. Assignment. Except as set forth in the Loan Purchase Agreement, Assignor hereby grants, bargains, sells, assigns, transfers and sets over to Assignee, without recourse, warranty or representation whatsoever, all of Assignor’s right, title, interest, claim and demand in and to the Note, the Mortgage and the Loan Documents, together with all moneys, principal and interest, now due and to become due thereon, and all rights, remedies and incidents thereunto belonging.

2. Conflict. Nothing in this Assignment shall be construed to be a modification or waiver of or limitation on any provision of the Loan Purchase Agreement, including representations, warranties and agreements set forth therein. In the event of any inconsistency or conflict between this Assignment and the Loan Purchase Agreement, terms and conditions of the Loan Purchase Agreement shall control for all purposes.

3. Successors and Assigns. This Assignment shall be binding upon and shall inure to the benefits of the parties hereto, their respective legal representatives, successors in title and assigns.

4. Governing Law. The laws of the State of Alabama shall govern the interpretation and validity and enforceability hereof without regard to concepts of conflicts of laws.

5. Severability. In the event any provision of this Assignment is held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof.

[Signatures appear on the following page]

ASSIGNOR:

PROPST VESTAVIA LLC, a Delaware limited liability company

By:
Name:
Title:

STATE OF ______________             )

_________________ COUNTY         )

I, the undersigned, a Notary Public in and for said County in said State, hereby certify that ____________________________, whose name as _______________________ of Propst Vestavia, LLC, a Delaware limited liability company, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he executed the same with full authority for and on behalf of said corporation.

Given under my hand and seal this the ______ day of August, 2010.

Notary Public
My Commission Expires

[SEAL]

SCHEDULE A

List of Loan Documents

1.	Promissory Note dated March 22, 2002 in the amount of $33,000,000.00 by AIG Baker Vestavia, L.L.C. for the benefit of Compass Bank

a.	First Amendment to Promissory Note and Loan Documents dated February 10, 2003

b.	Second Amendment to Promissory Note and Loan Documents dated December 19, 2003

c.	Third Amendment to Promissory Note and Loan Documents dated April 30, 2007

d.	Fourth Amendment to Promissory Note and Loan Documents dated July 6, 2007

e.	Fifth Amendment to Promissory Note and Loan Documents dated September 3, 2007

f.	Sixth Amendment to Promissory Note and Loan Documents dated September 15, 2008

g.	Seventh Amendment to Promissory Note and Loan Documents dated October 31, 2008

h.	Eighth Amendment to Promissory Note and Loan Documents dated January 2, 2009

2.	Future Advance Mortgage, Assignment of Rents and Leases and Security Agreement (Alabama) dated March 22, 2002 by and between AIG Baker Vestavia, L.L.C. and Compass Bank and recorded as instrument no. 200204/6859 in Jefferson County, Alabama

a.	First Amendment to Mortgage dated February 10, 2003 and recorded as instrument no. 200303/3690 in Jefferson County, Alabama

b.	Second Amendment to Mortgage dated December 19, 2003 and recorded as instrument no. 20040117481 in Jefferson County, Alabama

3.	Assignment of Rents and Leases dated March 22, 2002 by and between AIG Baker Vestavia, L.L.C. and Compass Bank and recorded as instrument no. 200204/6860 in Jefferson County, Alabama

a.	First Amendment to Assignment of Rents and Leases dated February 10, 2003 and recorded as instrument no. 200303/3691 in Jefferson County, Alabama

b.	Second Amendment to Assignment of Rents and Leases dated December 19, 2003 and recorded as instrument no. 200401/7481 in Jefferson County, Alabama

4.	Construction Loan Agreement dated March 22, 2002 by and between AIG Baker Vestavia, L.L.C. and Compass Bank including Addendum I

5.	Assignment of Loan Documents from Compass Bank to Propst Properties, LLC, dated as of March 26, 2010 and recorded in Book LR201003, page 5856, in the Office of the Judge of Probate of Jefferson, County Alabama.

6.	Assignment of Loan Documents, from Propst Properties, LLC to Propst Vestavia LLC dated as of March 26, 2010 and recorded in Book LR201003, page 5861, in the Office of the Judge of Probate of Jefferson, County Alabama

7.	UCC Financing Statement listing AIG Baker Vestavia, L.L.C. as debtor and recorded as instrument no. 200204/6863 in Jefferson County, Alabama on March 22, 2002

8.	UCC Financing Statement listing AIG Baker Vestavia, L.L.C. as debtor and recorded with initial filing num: 2103799 7 with the Delaware Department of State on April 4, 2002

9.	UCC Financing Statement listing AIG Baker Vestavia, L.L.C. as debtor and recorded with initial filing num: 2207713 3 with the Delaware Department of State on August 12, 2002

10.	Continuing Guaranty (Unlimited) of AIG/Baker Partnership dated March 20, 2002

11.	Subordination Agreement dated March 22, 2002 by and among AIG Baker Vestavia, L.L.C., AIG Baker Partnership, Alex Baker Limited Partnership, A.B. Development, L.L.C., AIG Baker Shopping Center Properties, L.L.C., AIG/Baker, Inc., AIG Baker Management, L.L.C., AIG Baker Real Estate, L.L.C., and Compass Bank

a.	First Amendment to Subordination Agreement dated December 19, 2002

12.	Lawyers Title Insurance Corporation Policy Number G47-0372978 dated March 22, 2002

13.	Assignment of Contract Documents dated March 22, 2002 by and between AIG Baker Vestavia, L.L.C. and Compass Bank

14.	UCC Continuation Statement recorded with filing num: 71863173 with the Delaware Department of State on May 15, 2007 concerning the original financing statement with filing num: 22077133.

15.	Such other documents, agreements, instruments, and other collateral which evidence, secure or otherwise relate to Lender’s right, title or interest in and to the Loan, including, without limitation, the title insurance policies and hazard insurance policies that may presently be in effect.